Exhibit 3

Scott Wilson Roscoe Postle Associates Inc	Suite 501, 55 University Avenue, Toronto, ON M5J 2H7
T (416) 947-0907 F (416) 947-0395
www.scottwilson.com
CONSENT OF DOUGLAS H. UNDERHILL
April 3, 2009
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
Manitoba Securities Commission
Ontario Securities Commission
Autorité des marchés financiers
New Brunswick Securities Commission
Nova Scotia Securities Commission
Prince Edward Island — Department of Provincial Affairs and Attorney General
Securities Division, Department of Justice — Government of Newfoundland and Labrador
Re: Denison Mines Corp. (the “Company”) — Filing of Technical Report dated March 19, 2009
I, Douglas H. Underhill, Ph.D., C.P.E., consent to the public filing of the technical report titled “Technical Report on the Tony M — Southwest Deposit, Henry Mountains Complex Uranium Project, Utah, U.S.A.” (the Technical Report), prepared by Scott Wilson Roscoe Postle Associates Inc.
I further confirm that I have read the written disclosure in the Company’s news release entitled “Denison Announces Increase in Resources at Tony M and Southwest Deposits, Utah” dated March 26, 2009, and confirm that it fairly and accurately represents the information in the Technical Report that supports the disclosure. This letter is provided to the securities regulatory authorities to whom it is addressed pursuant to the requirements of applicable securities legislation, and not for any other purpose.
Sincerely,

Douglas H. Underhill, Ph.D., C.P.E.
Associate Consulting Geologist
Scott Wilson Roscoe Postle Associates Inc.

Scott Wilson Roscoe Postle Associates Inc	Suite 501, 55 University Avenue, Toronto, ON M5J 2H7
T (416) 947-0907 F (416) 947-0395
www.scottwilson.com
CONSENT OF WILLIAM E. ROSCOE
April 3, 2009
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
Manitoba Securities Commission
Ontario Securities Commission
Autorité des marchés financiers
New Brunswick Securities Commission
Nova Scotia Securities Commission
Prince Edward Island — Department of Provincial Affairs and Attorney General
Securities Division, Department of Justice — Government of Newfoundland and Labrador
Re: Denison Mines Corp. (the “Company”) — Filing of Technical Report dated March 19, 2009
I, William E. Roscoe, Ph.D., P.Eng., consent to the public filing of the technical report titled “Technical Report on the Tony M — Southwest Deposit, Henry Mountains Complex Uranium Project, Utah, U.S.A.” (the Technical Report), prepared by Scott Wilson Roscoe Postle Associates Inc.
I further confirm that I have read the written disclosure in the Company’s news release entitled “Denison Announces Increase in Resources at Tony M and Southwest Deposits, Utah” dated March 26, 2009, and confirm that it fairly and accurately represents the information in the Technical Report that supports the disclosure. This letter is provided to the securities regulatory authorities to whom it is addressed pursuant to the requirements of applicable securities legislation, and not for any other purpose.
Sincerely,

William E. Roscoe, Ph.D., P.Eng.
Principal Consulting Geologist
Scott Wilson Roscoe Postle Associates Inc.